Exhibit 23-A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 29, 1999, included in Indiana Energy, Inc.'s Form 10-K and Form 10-K/A for the year ended September 30, 1999, and our report dated June 28, 1999, included in Indiana Energy, Inc.'s Form 11-K for the Indiana Energy, Inc. Retirement Savings Plan year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.

                                                         /s/ ARTHUR ANDERSEN LLP








Indianapolis, Indiana
June 14, 2000